Exhibit 99.1

600 North Dairy Ashford (77079-1175)
P. O. Box 2197
Houston, TX 77252-2197
Phone 281.293.1000 www.conocophillips.com

NEWS RELEASE

ConocoPhillips Becomes One of the World’s Largest

Independent E&P Companies

Spinoff of Phillips 66 Complete

HOUSTON, May 1, 2012 — ConocoPhillips [NYSE:COP] today announced that it has completed the spinoff of its downstream businesses to its stockholders. With the completion of this transaction, ConocoPhillips is the world’s largest independent exploration and production (E&P) company, based on proved reserves and production of liquids and natural gas.

“ConocoPhillips will truly be unique as an independent E&P company. Our unmatched size, scope and capability position us to compete successfully in this business,” said Ryan Lance, chairman and chief executive officer. “With an exclusive focus on exploration and production, we will pursue opportunities and take actions to create value for all our stakeholders. We will emphasize execution and operations excellence, the principles that made us what we are today and that will shape the ConocoPhillips of tomorrow.”

ConocoPhillips benefits from more than a century of experience and success achieved by its predecessor companies. The company has a presence and capability in key technology-driven resource opportunities globally. Among these are conventional and unconventional reservoirs, oil sands and heavy-oil deposits, liquefied natural gas, and deepwater and Arctic operations.

“As we move forward with today’s strong base, our vision is to pioneer a new standard of E&P excellence,” Lance said. “ConocoPhillips has always placed safety, health and environmental stewardship first, and this will not change. In addition, we have an unprecedented opportunity to unlock potential by combining the legacy of our world-class workforce, asset base, technical capability and financial capacity with the focus and culture of an independent company. We believe this will allow us to create value for all our stakeholders and deliver a compelling formula of profitable growth, strong financial returns and a sector-leading dividend.”

To effect the spinoff, ConocoPhillips stockholders received one share of Phillips 66 common stock for every two shares of ConocoPhillips common stock held on the record date of April 16, 2012. Phillips 66 is now an independent, publicly traded company in which ConocoPhillips retains no ownership interest.

ConocoPhillips will webcast its 2012 Annual Meeting of Stockholders Wednesday, May 9 at 10 a.m. Eastern time. To access the webcast, go to www.conocophillips.com/investor and click on the Register for Webcast link at least 15-20 minutes prior to the meeting. An archived replay will be available shortly after the meeting.

Headquartered in Houston, Texas, ConocoPhillips has operations in almost 30 countries and more than 16,000 employees as of May 1, 2012. Production averaged 1.62 million BOE per day in 2011 and proved reserves were 8.4 billion BOE as of Dec. 31, 2011. For more information, go to www.conocophillips.com.

# # #

ConocoPhillips Becomes One of the World’s Largest Independent E&P Companies

Additional resources for journalists, including biographies and images, are available at www.conocophillips.com/media. Accredited broadcast journalists may request access to b-roll by visiting www.conocophillips.com/EN/newsroom/video/Pages/index.aspx.

CONTACTS

Aftab Ahmed (media)	281-293-4138
aftab.ahmed@conocophillips.com

Vladimir dela Cruz (investors)	212-207-1996
v.r.delacruz@conocophillips.com

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS

OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices; changes in expected levels of oil and gas reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; difficulties in developing new products and manufacturing processes; unexpected cost increases; international monetary conditions; potential liability for remedial actions under existing or future environmental regulations; potential liability resulting from pending or future litigation; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; and general domestic and international economic and political conditions; as well as changes in tax, environmental and other laws applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.